UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2023

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2023, Adamis Pharmaceuticals Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers party thereto (collectively, the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of up to (i) 4,800,000 common units (the “Common Units”), each Common Unit consisting of (a) one share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) one warrant (the “Common Warrants”) to purchase one share of Common Stock (the “Common Warrant Shares”) and (ii) 1,130,000 pre-funded units (the “Pre-Funded Units” and together with the Common Units, the “Units”) in lieu of Common Units that would otherwise result in any Purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such Purchaser, 9.99%) of the outstanding Common Stock), each Pre-Funded Unit consisting of (a) one pre-funded warrant (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants”) to purchase one share (the “Pre-Funded Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”) of Common Stock, and (b) one Common Warrant (the Shares, Units and Warrants referred to collectively as the “Securities,” and the issuance and sale thereof, the “Offering”). Each Common Unit is being offered at a public offering price of $1.35 per Common Unit, and each Pre-Funded Unit is being offered at a public offering price of $1.3499 per Pre-Funded Unit, before deducting placement agent fees and estimated offering expenses.

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $8.0 million before deducting placement agent fees and other estimated offering expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include, without limitation, expenditures relating to research, development and clinical trials relating to our products and product candidates, manufacturing, capital expenditures, hiring additional personnel, the payment, repayment, refinancing, redemption or repurchase of existing or future indebtedness, obligations or capital stock, and payment of obligations and liabilities. The Offering is expected to close on August 4, 2023, subject to the satisfaction of customary closing conditions. The securities underlying each of the Units will be issued separately and are immediately separable upon issuance.

The Common Warrants are immediately exercisable at an exercise price of $1.35 per share and will expire on the five year anniversary of the original issuance date. In addition, a holder may also effect a “cashless” exercise for the number of shares of Common Stock to be determined according to a formula set forth in the Common Warrant if at the time of the exercise of the Common Warrant there is no effective registration statement or the prospectus contained in an effective registration statement is not available for the issuance of the underlying shares to the holder. The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.0001 per Pre-Funded Warrant Share and expire when they have been fully exercised. A holder (together with its affiliates) may not exercise any portion of the Common Warrants or Pre-Funded Warrants if, immediately after exercise, such holder shall own more than 4.99% (or, upon the election by a holder prior to the issuance of any Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of the limit on ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

On August 1, 2023, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to solicit offers to purchase the Units. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds from the Offering, plus reimbursement of up to $100,000 of legal fees and other expenses.

The Units, Shares, Warrants, and Warrant Shares are being offered by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-273233), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on July 13, 2023 and declared effective by the SEC on August 1, 2023.

The Purchase Agreement and Placement Agency Agreement contain customary representations, warranties, and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and other provisions customary for transactions of this nature. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock equivalents during the 90-day period following the closing of the Offering. The representations, warranties and covenants contained in the Purchase Agreement and the Placement Agency Agreement were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Simultaneously with the closing of the Offering, the Company expects to enter into a warrant agency agreement (the “Warrant Agency Agreement”) with Equiniti Trust Company, LLC (“Equiniti”), pursuant to which Equiniti will act as warrant agent with respect to the Common Warrants issued by the Company in the Offering.

Copies of the forms of Common Warrant and Pre-Funded Warrant are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively. Copies of the Purchase Agreement and Placement Agency Agreement are attached hereto as Exhibits 10.1 and 1.1, respectively. A copy of the form of Warrant Agency Agreement is filed hereto as Exhibit 4.3.  The foregoing summaries of the Common Warrants, Pre-Funded Warrants, Purchase Agreement, Placement Agency Agreement and Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to such exhibits.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about the Offering and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected, including but not limited to the risks that the Offering will not close when expected or at all or that required conditions to closing will not be satisfied on a timely basis or at all. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Certain risks relating to the forward-looking statements set forth in this Current Report, as well as other risks relating to the Company’s business, financial conditions and prospects, are described in the Company’s other filings from time to time with the SEC, including the risk factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the prospectus included in the above-referenced registration statement under the heading “Risk Factors,” all of which the Company strongly urges you to read and consider and all of which are available free of charge on the SEC’s web site at http://www.sec.gov. The Company undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this Report, except as required by law.

Item 7.01	Regulation FD Disclosure

On August 2, 2023, the Company issued a press release relating to the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement.
4.1	Form of Common Warrant. (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-1 (File No. 333-273233) filed with the SEC on July 13, 2023)
4.2	Form of Pre-Funded Warrant. (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-1 (File No. 333-273233) filed with the SEC on July 13, 2023)
4.3	Form of Warrant Agency Agreement. (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-1 (File No. 333-273233) filed with the SEC on July 13, 2023)
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin, law corporation.
10.1	Securities Purchase Agreement.*
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin, law corporation (contained in Exhibit 5.1).
99.1	Press release issued by the Company, dated August 2, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

 * Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: August 3, 2023	By:	/s/ David J. Marguglio
	Name:	David J. Marguglio
	Title:	President